CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      LAS VEGAS ENTERTAINMENT NETWORK, INC.
                             A Delaware corporation



         Las Vegas Entertainment Network, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST:  that  a  meeting  of  the  Board  of  Directors  of  Las  Vegas
Entertainment Network, Inc. Resolutions were duly adopted, setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a special meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

"RESOLVED that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "Fourth" so that, as amended, said Article shall be and read as follows:

"FOURTH, the total number of shares of Common Stock which the corporation shall have authority to issue is ____________ shares, and the par value of each such share is $.02 per share. Each share of Common Stock outstanding immediately prior to the filing of this Certificate of Amendment shall be reclassified and changed into one-twentieth (1/20) of one issued and outstanding share, with a par value of $.02 per share."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, Las Vegas Entertainment Network, Inc. has caused this certificate to be signed by Joseph A. Corazzi, its Chairman, and Carl A. Sambus, its Secretary, this 19th day of October 1998.

                             LAS VEGAS ENTERTAINMENT NETWORK, INC
 .


                             By:      \s\ Joseph A. Corazzi
                                      Chairman


                             Attest:  \s\ Carl A. Sambus
                                      Secretary




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                            UNANIMOUS WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                      LAS VEGAS ENTERTAINMENT NETWORK, INC.


         The undersigned, being all of the directors of Las Vegas Entertainment Network, Inc., a Delaware corporation (the "Corporation) do hereby consent to and adopt the following resolutions by written consent, without a meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation.

         WHEREAS, the Board of Directors of the Corporation (the "Board") has previously authorized a reserve split in the shares of Common Stock of the Corporation (the "Reverse Split"), the precise split ratio to be determined by the Board in its discretion, up to one-for-twenty (1-for-2-); and

         WHEREAS, the Reserve Split was previously submitted to the stockholders of the Corporation for their approval and was approved by a majority of the outstanding shares entitled to vote thereon at a special meeting held on October 16, 1998; and

         WHEREAS, the Board deems it advisable and in the best interest of the Corporation and its stockholders that the Certificate of Incorporation of the Corporation be amended so as to effect the Reverse Stock Split on a one-for-twenty (1-for-20) basis and to set a record date therefor;

         NOW THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numberd ("Fourth") so that, as amended, said Article shall be and read as follows:

             "FOURTH, the total number of shares of Common Stock which the corporation shall have authority to issue is 2,500,000 (Two Million, Five Hundred Thousand) shares, $.02 par value per share. Each share of Common Stock outstanding at theclose of business on November 2, 1998, shall be reclassified and changed into one-twentieth (1/20) of one issued and outstanding share, $.02 par value per share; provided, however, that any fractional shares resulting from such reclassification shall be converted solely into the right to receive, upon surrender of the certificates representing same, an amount in cash equal to the fair value thereof, determined... (to come)."

         FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute, ackhnowledge and file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Corporation's Certificate of Incorporation, setting forth the foregoing resolutions, and to make such other filings with any other governmental or regulatory agencies, and to take such other actions, as they deem necessary or advisable in order to carry out the intent of the foregoing resolutions;
provided, however, that notwithstanding the authorization of the foregoing resolutions by the stockholders of the Corporation, the Board may abandon the proposed amendment at any time prior to the filing thereof with the Secretary of


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     State of the State of Delaware  without  further  action or approval by the stockholders of the

Corporation; and

         FURTHER RESOLVED, that whenever certificates representing shares of common stock of the corporation outstanding prior to the close of business on November 2, 1998, shall be submitted to the transfer agent for the Corporation, the transfer agent shall issue new certificates representing one-twentieth (1/20) of the number of shares of common stock submitted, in a number in accordance with the foregoing resolutions.

         This Unanimous Written Consent may be executed in any number of counterparts, all of which together shall be deemed to constitute a single instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of this 19th day of October 1998.



                           By:      \s\ Joseph A. Corazzi

                           By:      \s\ Carl A. Sambus

                           By:      \s\ Paul Whitford

                           By:      \s\ Jefferson Simmons







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